UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Amendment No. 1 to
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 30, 2016

PEERLOGIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-191175	46-4824543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

119 West 24th Street, 4th Floor, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

(914) 550-9993

(Registrant’s telephone number, including area code)

___________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are filing this Amendment No. 1 (the “Amendment”) to the Current Report on Form 8-K we filed on October 13, 2016 in order to correct an inadvertent typo regarding the price per Unit of our securities, which was mistakenly described to be $75,000 per Unit. The price has been corrected to $10,000 per Unit in this Amendment.

Important Notice

The disclosure within this Current Report on Form 8-K is being made pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended. As required by Rule 135c, this report does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

PeerLogix, Inc. (the “Company”) conducted two closings on September 30, 2016 and October 7, 2016, respectively, in connection with a private placement (the “Offering”) through a placement agent of up to a total of 75 units (the “Units”) of the Company’s securities pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D under the Securities Act. Each Unit is being offered at a price of $10,000 and consists of one six (6) month, 18% convertible promissory note (36% on an annual basis) with a face value of $10,000 and warrants to acquire an aggregate number of shares equal to 50% of the shares of common stock into which the Note related thereto shall initially be convertible at an exercise price of $0.10 per share during the four (4) year period commencing on the final closing of this Offering.

The Offering will continue until October 31, 2016, unless extended by the Company and the placement agent for the Offering, for up to 30 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLOGIX, INC.

Date: October 14, 2016	By:	/s/ William Gorfein
Name: William Gorfein Title: Chief Executive Officer